UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  July 7, 2003
                                                         -----------------


                            South Jersey Gas Company
             (Exact name of registrant as specified in its charter)


      New Jersey                      0-222111                21-0398330
-------------------------          -------------        -----------------
(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)         Identification No.)



One South Jersey Plaza, Route 54, Folsom, NJ                 08037
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)


     Registrant's telephone number, including area code:  (609) 561-9000
                                                         ----------------

Item 5.  Other Events

                  South Jersey Gas Company (the "Company") has previously registered $150 million aggregate principal amount of its Medium Term Notes, Series B (the "Notes") under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (File No. 333-98411). On July 7, 2003, the Company entered into a Distribution Agreement with four agents regarding the Notes. In addition, to enable the Notes to be secured by the Company's existing mortgage, the Company entered into a Twenty-Third Supplemental Indenture to the Indenture of Mortgage dated October 1, 1947.

                  On July 16, 2003, the Company sold an aggregate $85.5 million of Notes with the following terms:

                              Aggregate
    Series of Notes       Principal Amount       Maturity      Interest Rate
    ---------------       ----------------       --------      -------------
    Series B 2003-1          $10,500,000         7/15/2013         4.46%
    Series B 2003-2          $11,000,000         7/15/2014         4.52%
    Series B 2003-3          $15,000,000         7/15/2017         4.657%
    Series B 2003-4          $32,000,000         7/15/2033         5.55%
    Series B 2003-5          $17,000,000         7/15/2016         4.60%


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (c) Exhibits

          1 Distribution Agreement by and among UBS Securities LLC, Wachovia Capital Markets, LLC, Edward D. Jones &
                   Co., L.P., A.G. Edwards & Sons, Inc. and South Jersey Gas Company dated July 7, 2003.

          4        Twenty-Third Supplemental Indenture dated as of July 1, 2003.

          12       Ratio of earnings to fixed charges.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 16, 2003                  SOUTH JERSEY GAS COMPANY




                                       By: /s/ Edward J. Graham
                                          -------------------------------------
                                       Name:  Edward J. Graham
                                       Title: President